SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         -------------------------------




         Date of Report (Date of earliest event reported): June 6, 1996


                              HURCO COMPANIES, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


                    INDIANA           0-9143          35-1150732
                (State or other     (Commission     (IRS Employer
                 jurisdiction of     File Number)    Identification No.)
                 incorporation)


                               ONE TECHNOLOGY WAY
                           INDIANAPOLIS, INDIANA 46268
                           ---------------------------
                              (Address of principal
                               executive offices)


       Registrant's telephone number, including area code: (317) 293-5309


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On June 6, 1996, the Registrant issued a press release announcing a distribution to holders of record of the Registrant's Common Stock at the close of business on June 5, 1996, of non-transferable rights to purchase shares of Common Stock at $4.63 per share. A copy of the press release is included as an exhibit to this filing.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Financial Statements

               None

         Exhibits


         EXHIBIT NO.   DESCRIPTION

            99         Press Release of Hurco Companies, Inc. dated June 6, 1996

                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  Dated: June 6, 1996


                                           HURCO COMPANIES, INC.


                                           By:/S/ ROGER J. WOLF
                                           --------------------
                                           Roger J. Wolf,
                                           Senior Vice President and
                                           Chief Financial Officer

                         HURCO ANNOUNCES RIGHTS OFFERING

     INDIANAPOLIS, INDIANA, June 6, 1996...Hurco Companies, Inc. (NASDAQ Symbol:
HURC) today announced that holders of record of the Company's Common Stock as of the close of business on June 5, 1996, would receive non-transferable rights to subscribe for additional shares of Common Stock in a rights offering being conducted by the Company.

     Eligible shareholders will receive two-tenths of a right for each share of Common Stock owned on the record date. Each whole right will entitle the holder to purchase one share of Common Stock at a subscription price of $4.63 per share. Accordingly, record holders will have the opportunity to purchase one additional share for each five shares owned on the record date.

     The subscription price represents a discount of 10% from the average of the closing sales prices for the 30 trading days ended June 3, 1996, the date preceding the Company's Board of Directors' approval of the terms of the rights offering. On June 5, 1996, the closing sales price of the Common Stock as reported by NASDAQ was $6 5/8 per share.

     The aggregate number of shares of Common Stock to be offered to shareholders in the rights offering is approximately 1,085,300. The rights offering will expire on July 3, 1996 unless extended by the Company for up to 30 days. A prospectus and related subscription documents will be sent to eligible shareholders shortly.

     Brynwood Partners, II L.P., an affiliate of a major shareholder of the Company, and two directors of the Company who are affiliated with Brynwood Partners II L.P., will act as standby purchasers for up to 604,752 shares of Common Stock.

     Proceeds of the rights will be used to prepay indebtedness and for general corporate purposes.

     Georgeson & Company, Inc. (Tel. No. 800-223-2064) is acting as information agent.

Hurco Companies, Inc. is one of the largest manufacturers of computer numerical control systems designed and built in the United States for stand-alone machine tools. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as the aerospace, defense, medical equipment, energy, transportation and computer industries. The Company is based in Indianapolis, Indiana, has additional manufacturing facilities in Farmington Hills, Michigan, and has sales, application engineering and service subsidiaries in High Wycombe, England; Munich, Germany; Paris, France and Singapore. Products are sold through 85 independent agents and distributors in the United States and 30 other countries. The Company also has direct sales forces in the United States, the United Kingdom, Germany, France, and Asia.
                                                       # # #

                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  Dated: June 6, 1996


                                           HURCO COMPANIES, INC.


                                           By:/S/ ROGER J. WOLF
                                           --------------------
                                           Roger J. Wolf,
                                           Senior Vice President and
                                           Chief Financial Officer